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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Murphy Oil Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 2-82818, 2-86749, 2-86760, 333-27407, and 333-43030) on Form S-8 and (Nos. 33-
55161 and 333-84547) on Form S-3 of Murphy Oil Corporation of our report dated January 26, 2001, relating to the consolidated balance sheets of Murphy Oil Corporation and Consolidated Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K of Murphy Oil Corporation.

Our report refers to a change in the method of accounting for crude oil inventories.

KPMG LLP

Shreveport, Louisiana
March 22, 2001

                                    Ex. 23-1